UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.    20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)

May 22, 2009

TXCO Resources Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-9120	84-0793089
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

777 E. Sonterra Blvd., Suite 350
San Antonio, Texas	78258
(Address of principal executive offices)	(Zip Code)

(210) 496-5300
(Registrant's telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01                      Entry Into A Material Definitive Agreement.

On May 22, 2009, TXCO Resources Inc. (the "Company"), TXCO Energy Corp., Texas Tar Sands Inc., Output Acquisition Corp., OPEX Energy, LLC, Charro Energy Inc., TXCO Drilling Corp., Eagle Pass Well Services, L.L.C., PPL Operating Inc., Maverick Gas Marketing, Ltd., and Maverick-Dimmit Pipeline, Ltd. (collectively, the "Subsidiaries" and together with the Company, the "Debtors") entered into a Debtor-in-Possession Note (the "DIP Note") with Double Black Diamond Offshore, Ltd., acting in the capacity as agent on behalf of Regiment Capital Special Situations Fund III, L.P., CIT Bank, BD Funding I, LLC and LTD/DLT Longhorn Corp., (together the "Lenders ").  The Debtors entered into the DIP Note in connection with the previously reported filings for reorganization under Chapter 11 (the "Chapter 11 Cases") of the United States Bankruptcy Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Western District of Texas (the "Bankruptcy Court").

The DIP Note provides for aggregate post-petition loans of up to $12.5 million. The use of proceeds under the DIP Note must be made in accordance with the budget that the Company presented to the Lenders, subject to variances permitted under the DIP Note.

The principal amount outstanding under the DIP Note, plus interest accrued and unpaid thereon, will be due and payable in full at maturity (the "Maturity Date"), which is the earliest of (a) 30 days after the entry of the Interim DIP Order (as defined below) if a final order ("Final DIP Order"), has not been entered on or prior to such date; (b) if the Final DIP Order has been entered on or prior to 30 days following the date of entry of the Interim DIP Order, then the DIP Note will mature six months after the commencement of the Chapter 11 Cases; (c) the effective date on which substantial consummation of a plan of reorganization in the Chapter 11 Cases that has been confirmed by an order of the Bankruptcy Court; and (d) such earlier date on which all of the obligations under the DIP Note shall become due and payable in accordance with the terms of the Credit Agreement.

Borrowings under the DIP Note bear interest at a variable rate that is (i) LIBOR plus 4.00% per annum for the first $7.5 million, and (b) LIBOR plus 10.00% per annum for extensions of credit in excess of $7.5 million up to $12.5 million. LIBOR shall at all times be subject to a floor of 3.00% per annum. Upon the occurrence and during the continuance of an event of default under the DIP Note, interest shall accrue at the non-default rate plus 2.00% per annum.

In addition to interest, the Debtors are required to pay a commitment fee of 0.5% per annum in respect of the unutilized commitments under the DIP Note.  An origination fee of 3.00% of the total commitment will be payable to the Lenders. One third of the origination fee is due upon the first advance under the DIP Note, while the remaining two-thirds of the origination fee is due and payable to the Lenders in cash on the maturity date or upon earlier prepayment. The origination fee does not bear interest.

Obligations under the DIP Note and related documents constitute "superpriority" claims under the Bankruptcy Code. The obligations are secured by a lien in favor of the Lenders on collateral constituting a security interest in all of the Debtors' assets, including property that is not subject to a security interest or lien as of the petition date.

The DIP Note incorporates terms and provision from the Interim Order Under 11 U.S.C. §§105(a), 361, 363, and 364 and FED.R.BANKR.P.2002, 4001 and 9014 (I) Authorizing Debtors to Incur Post-Petition Secured Indebtedness, (II) Granting Security Interests and Superpriority Claims, (III) Approving Use of Cash Collateral, and (iv) Scheduling Final Hearing (the "Interim DIP Order") by reference. The Interim DIP Order was filed by the Bankruptcy Court on May 22, 2009. Most of the Debtors' filings with the Bankruptcy Court, including the Interim DIP Order, are available to the public at the offices of the Clerk of the Bankruptcy Court or the Bankruptcy Court's web site (http://www.txwb.uscourts.gov/) or may be obtained through private document retrieval services, or on the web site established by the Debtors' claims and noticing agent (http://cases.administarllc.com/txco).

The foregoing is qualified in its entirety by reference to the DIP Note, a conformed copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated in this Item 2.03 by reference.

Item 9.01                      Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Debtor-in-Possession Note dated May 22, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TXCO Resources Inc.

Dated: May 28, 2009	/s/ James E. Sigmon
James E. Sigmon
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Debtor-in-Possession Note dated May 22, 2009